Exhibit 99.1

Press Release

Company Contact:

Judy A.E. Dale

Vice President, Marketing Communications and

Investor Relations

Credence Systems Corporation

Phone: 408-635-4309

FAX: 408-635-4986

E-mail: judy_dale@credence.com

Credence Reports Results for First Quarter

Fiscal Year 2006

MILPITAS, Calif., March 2, 2006 — Credence Systems Corporation (Nasdaq: CMOS), a leading provider of test solutions from design-to-production for the worldwide semiconductor industry, today reported financial results for the first quarter of fiscal 2006 ended January 31, 2006.

Net sales for the first quarter were $118.2 million, down 2.8 percent from prior quarter net sales of $121.6 million and up 25.9 percent from a year ago first quarter revenue of $93.9 million. Net loss for the quarter was $4.0 million or $0.04 net loss per share on a GAAP basis, versus a net loss of $22.5 million or $0.23 net loss per share in the prior quarter. Net loss from a year-ago first quarter was $36.3 million or $0.41 net loss per share on a GAAP basis. The net loss this quarter included net charges of $6.3 million primarily associated with amortization of intangibles and other acquisition-related, restructuring charges and stock compensation under FAS 123(R). On a non-GAAP basis, excluding these charges, we recorded net income of $2.2 million, or $0.02 net income per share. Net orders for the first quarter of fiscal 2006 were approximately $120.0 million, corresponding to a book to bill ratio of 1.01.

“We remain committed to profitable growth in our four key markets and are encouraged with our first quarter’s results,” said Dave Ranhoff, president and chief executive officer of Credence Systems Corporation. “2006 is expected to be a growth year in semiconductor test and we believe we are well positioned to gain additional traction with our end-to-end solutions from diagnostics and debug through high volume production.”

“We believe Credence is on the right path for sustained growth and profitability in future quarters,” said John Batty, chief financial officer of Credence Systems Corporation. “We are pleased to have executed to our plan and guidance in our first fiscal quarter despite having to absorb the previously reported schedule delays of several high-end engineering debug systems.”

Second Quarter Fiscal 2006 Outlook

Net sales in the second quarter of fiscal 2006 are expected to be approximately $124 million to $126 million, with a net loss per share on a GAAP basis in the range of $0.01 to $0.02. On a non-GAAP basis the second quarter net income per fully diluted share is expected to be in the range of $0.04 to $0.05. This guidance reflects no taxation on domestic earnings due to the effect of tax loss carry forwards from prior years and excludes FAS 123(R) stock expense, and any charges or credits related to our acquisition of NPTest.

Conference Call/Webcast

Credence will hold a conference call to discuss these results today, Thursday, March 2, 2005, at 5.00 pm ET. The call will be simulcast via the Credence web site at www.credence.com under the “Investor Relations – Financial Information - Webcasts” section. A replay of the call will be available via phone and web site through April 1, 2006. The replay number in the U.S. and Canada is (888) 286-8010. The replay number outside the U.S. and Canada is (617) 801-6888. The passcode is 13668006. A replay will also be available on the Credence web site www.credence.com under the Investor Relations section.

About Credence

Credence Systems Corporation (Nasdaq: CMOS) is an industry leading provider of debug, characterization and ATE solutions for the global semiconductor industry. With a commitment to applying innovative technology to lower the cost-of-test, Credence delivers competitive cost and performance advantages to integrated device manufacturers (IDMs), wafer foundries, outsource assembly and test (OSAT) suppliers and fabless chip companies worldwide. A global, ISO 9001-certified company with a presence in 20 countries, Credence is headquartered in Milpitas, California. More information is available at http://www.credence.com.

GAAP versus non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Credence also has disclosed non-GAAP results of operations that exclude certain charges and credits. A detailed reconciliation of the GAAP results to non-GAAP results accompanies this earnings release. Investors are encouraged to review this reconciliation. Credence reports non-GAAP results in order to help the reader to better understand and assess operating performance. These results are provided as a complement to results provided in accordance with GAAP. Management believes the non-GAAP measure helps indicate underlying trends in the Credence business, and management uses non-GAAP measures to plan and forecast future periods, and to establish operational goals. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP. Furthermore, non-GAAP information may not be comparable across companies, as other companies may use different non-GAAP adjustments.

Forward-Looking Statements

This release contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding: our commitment to profitable growth in our four key markets, expectations that 2006 will be a growth year in semiconductor test, our belief that we are well positioned to gain additional traction with our end-to-end solutions from diagnostics and debug through high volume production, our belief that the Company is on the right path for sustained growth and profitability in future quarters and expected net sales and profit or loss for the second quarter of fiscal 2006. These forward-looking statements involve important factors that could cause our actual results to differ materially from those in the forward-looking statements. Such important factors involve risks and uncertainties including, but not limited to, difficulties meeting increased demand associated with a growing semiconductor test market, the introduction of new product features including new instruments, the completion, delivery and acceptance by customers of such new product features, the need to focus on different aspects of our business to improve stockholder value, unanticipated challenges in assessing business conditions and the overall market, unanticipated difficulties in implementing improvements to our business model, cyclicality and downturns in the semiconductor industry, rapid technological change in the automatic test equipment market, the timing of new technology, product introductions, customer requirements relating to the customization of products, the risk of a loss or reduction of orders from one or more customers among which our business is concentrated, fluctuation in customer demand, timing and volume of orders and shipments, competition and pricing pressures, reliability and quality issues, our ability to complete the development and commercialization of our new products, product mix, overhead absorption, continued dependence on “turns” orders to achieve revenue objectives, intellectual property issues, the risk of early obsolescence, our ability to control and reduce expenses (including the ability to identify and successfully institute additional cost-saving measures) and our need to achieve and maintain effective internal controls over financial reporting. Reference is made to the discussion of risk factors detailed in our filings with the Securities and Exchange Commission, including our reports on Form 10-K and 10-Q. All projections in this release are based on limited information currently available to us, which is subject to change. Although any such projections and the factors influencing them will likely change, we will not necessarily update the information, since we are only to provide guidance at certain points during the year. Actual events or results could differ materially and no reader of this release should assume later in the quarter that the information provided today is still valid. Such information speaks only as of the date of this release.

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Credence is a registered trademark, and Credence Systems is a trademark, of Credence Systems Corporation. Other trademarks that may be mentioned in this release are the intellectual property of their respective owners.

CREDENCE SYSTEMS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended January 31,		Prior Quarter Ended October 31, 2005
	2006	2005
Net sales	$118,168	$93,883	$121,568

Cost of goods sold – on net sales	63,799	59,288	73,325
Cost of goods sold – special charges	—	5,481	(31)

Gross margin	54,369	29,114	48,274

Operating expenses:

Research and development	24,148	22,328	23,633
Selling, general & administrative	27,914	31,378	32,306
Amortization of purchased intangible assets and deferred compensation	4,254	6,674	4,771
Restructuring charges	314	1,351	6,160

Total operating expenses	56,630	61,731	66,870

Operating loss	(2,261)	(32,617)	(18,596)

Interest and other income (loss)	(154)	(233)	(1,097)

Loss before income taxes	(2,415)	(32,850)	(19,693)

Income taxes	1,631	3,452	2,787

Net loss	$(4,046)	$(36,302)	$(22,480)

Net loss per share
Basic	$(0.04)	$(0.41)	$(0.23)

Diluted	$(0.04)	$(0.41)	$(0.23)

Number of shares used in Computing per share amounts
Basic	99,492	87,977	99,364

Diluted	99,492	87,977	99,364

CREDENCE SYSTEMS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	January 31, 2006	Prior Quarter October 31, 2005 (1)
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$106,627	$142,180
Short-term investments	11,395	7,816
Accounts receivable, net	129,500	114,042
Inventories	86,456	79,054
Other current assets	26,521	27,979

Total current assets	360,499	371,071
Property and equipment, net	94,120	96,691
Other assets	577,453	578,543

Total assets	$1,032,072	$1,046,305

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$42,154	$45,846
Accrued liabilities	99,534	108,024
Bank Loan	—	5,000
Deferred profits	9,387	5,112

Total current liabilities	151,075	163,982
Other liabilities	190,819	190,821
Long-term deferred income taxes	9,473	9,473
Stockholders’ equity	680,705	682,029

Total liabilities and stockholder’s equity	$1,032,072	$1,046,305

(1)	Derived from the audited financial statements for the year ended October 31, 2005

CREDENCE SYSTEMS CORPORATION

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended January 31,		Prior Quarter Ended October 31, 2005
	2006	2005
Net sales	$118,168	$93,883	$121,568

Cost of goods sold – on net sales	63,073	57,428	67,951

Gross margin	55,095	36,455	53,617

Operating expenses:

Research and development	23,812	22,328	23,633
Selling, general & administrative	27,259	27,068	31,737

Total operating expenses	51,071	49,396	55,370

Operating income (loss)	4,024	(12,941)	(1,753)

Interest and other income (loss)	(154)	1,481	(1,097)

Income (loss) before income taxes	3,870	(11,460)	(2,850)

Income taxes	1,631	3,452	2,787

Net income (loss)	$2,239	$(14,912)	$(5,637)

Net income (loss) per share
Basic	$0.02	$(0.17)	$(0.06)

Diluted	$0.02	$(0.17)	$(0.06)

Number of shares used in computing per share amount
Basic	99,492	87,977	99,364

Diluted	99,777	87,977	99,364

CREDENCE SYSTEMS CORPORATION

RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS TO

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended January 31,		Prior Quarter Ended October 31, 2005
	2006	2005
GAAP loss before income taxes	$(2,415)	$(32,850)	$(19,693)

(1) Cost of goods sold - special charges related to product line investment decisions	—	5,481	(31)
(2) Amortization of the inventory, spares and fixed assets write-up to fair value, resulting from NPTest acquisition	740	1,443	2,866
(3) Expenses specific to the integration of NPTest	—	417	2,598
(4) Amortization of purchased intangible assets and deferred compensation	4,254	6,674	4,969
(5) Special charges related to expenses specific to the integration of NPTest	—	4,310	281
(6) Restructuring and special charges related to workforce reduction, facility consolidations, and fixed assets write-offs, and liabilities	314	1,351	6,160
(7) Loss on addition in liability to Schlumberger (former parent of NPTest)	—	1,714	—
(8) Stock options and ESPP expense	977	—	—

Subtotal changes	6,285	21,390	16,843

Non-GAAP income (loss) before income taxes	3,870	(11,460)	(2,850)

Income taxes	1,631	3,452	2,787

Minority interest (benefit)	—	—	—

Non-GAAP net income (loss)	$2,239	$(14,912)	$(5,637)

(1)	The charges for cost of goods sold - special charges primarily includes inventory charges and liabilities related to decisions to stop significant future investments in redundant or under-performing product lines. In the GAAP Statements of Operations, these charges are reported in cost of goods sold – special charges.
(2)	Amount results from the write-up to fair value of the inventory, spares and fixed assets acquired as a result of our acquisition of NPTest. In the GAAP Statements of Operations, the charges of $0.6 million, $1.4 million and $2.8 million are recorded in cost of goods sold – on net sales for the fiscal quarters ended January 31, 2006 and 2005 and October 31, 2005, respectively. The charges of $0.1 million and $0.1 million are recorded in the selling, general and administrative expenses for the first quarter of fiscal 2006 and fourth quarter of fiscal 2005, respectively.

(3)	Costs specific to the integration of NPTest, which primarily include service materials charges, relocation, travel, merger related retention bonuses and accelerated depreciation of assets. In the GAAP Condensed Statement of Operations, the charges are recorded in cost of goods sold-on net sales.
(4)	Amortization of purchased intangible assets and deferred compensation relates to our acquisitions, primarily NPTest. In the GAAP Statements of Operations, the charges are recorded on a separate line in operating expenses.
(5)	Expenses specific to the integration of NPTest, which primarily includes accelerated depreciation of assets, merger related retention bonuses, legal expenses related to the integration, post acquisition consulting fees, relocation and lease accruals. In the GAAP Condensed Statements of Operations, the charges are recorded in selling, general and administrative expenses.
(6)	The restructuring charges of $0.3 million for the current quarter are related to headcount reductions and facilities. For the first quarter of fiscal 2005, the restructuring charges include $0.3 million of severance and related charges and $1.1 million in equipment write-offs related to product line investment decisions. For the fourth quarter of fiscal 2005, the restructuring charges of $6.2 million in the current quarter include $3.1 million of severance and related charges, $1.8 million in facilities consolidation and $1.4 million of contract cancellation charges. In the GAAP Statements of Operations, these restructure charges are recorded on a separate line in operating expenses.
(7)	As part of the purchase of NPTest, we acquired a liability to the former parent of NPTest. The value of the liability was based on our stock price at the end of the quarter. Due to an increase in our stock price since October 31, 2004, the value of this liability had increased in the first quarter of fiscal 2005. In the GAAP Statements of Operations, the (gain)/loss on this liability was included in interest and other income (expense).
(8)	In the first quarter of fiscal 2006, we adopted Statement of Financial Accounting Standard No. 123R (SFAS 123(R)), “Share-Based Payment,” which requires us to recognize stock-based compensation costs. As a result of this adoption, we incurred stock-based compensation expense of $1.0 million. In the GAAP Statements of Operations, approximately $0.1 million of the charges are recorded in the cost of goods sold-on net sales and approximately $0.9 million of the charges are recorded in operating expenses.